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                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


       Date of Report (Date of Earliest Event Reported)  September 2, 1994


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         Commission file number: 0-5256


                 GREAT AMERICAN MANAGEMENT AND INVESTMENT, INC.
             (Exact Name of Registrant as Specified in Its Charter)



                      Delaware                         58-1351398
         (State or Other Jurisdiction of         (I.R.S. Employer
          Incorporation or Organization)      Identification No.)



                            Two North Riverside Plaza
                             Chicago, Illinois 60606
                    (Address of Principal Executive Offices)


                                 (312) 648-5656
              (Registrant's telephone number, including area code)


                                 Not Applicable
   (Former name, former address and former fiscal year, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On September 2, 1994, an indirect wholly-owned subsidiary of Great American Management and Investment, Inc. (the "Company") sold certain assets of Caron International, Inc. ("Caron") to a subsidiary of National Spinning Co., pursuant to a purchase agreement (the "Agreement") dated September 2, 1994.

Under the terms of the Agreement, total consideration received amounted to $3.0 million in cash and a $4.0 million note. The cash proceeds received at closing were primarily utilized by a subsidiary of the Company to reduce outstanding debt.

Caron is a manufacturer and distributor of acrylic hand knitting and craft yarns and a producer of craft kits.
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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

A. Financial Statements

   Not applicable

B. Pro Forma Financial Statements

   The required financial information was included in the Company's quarterly report on Form 10-Q dated June 30, 1994.

C. Exhibits

   2.1 Purchase Agreement among Caron International, Inc., Eagle Industrial Products Corporation and Eagle Industries, Inc. and NSC Buyer, Inc. and National Spinning Co., Inc.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         GREAT AMERICAN MANAGEMENT AND INVESTMENT, INC.




   Dated:  September 16, 1994                       By:  /s/ Norman M. Field
                                                         -------------------
                                                         Norman M. Field
                                                         Vice President and
                                                         Treasurer